Exhibit 99.1

ATLANTA BRAVES HOLDINGS REPORTS
THIRD QUARTER 2023 FINANCIAL RESULTS

Englewood, Colorado, November 3, 2023 – Atlanta Braves Holdings, Inc. (“Atlanta Braves Holdings”) (Nasdaq: BATRA, BATRK) today reported third quarter 2023 results.

Headlines include(1):

●	Total revenue grew 11% to $272 million in third quarter
o	Baseball revenue up 11% to $256 million
o	Mixed-use development revenue up 10% to $16 million
●	Mixed-use development generated $11 million of Adjusted OIBDA(2) in third quarter
●	Atlanta Braves secured sixth consecutive NL East Title
●	54 game sellouts and 3.2 million tickets sold for 2023 season

Corporate Updates

On July 18, 2023, Liberty Media Corporation (“Liberty Media”) completed the split-off of the Braves and its associated mixed-use development (the “Split-Off”) into the separate public company Atlanta Braves Holdings. The businesses and assets at Atlanta Braves Holdings consist of Braves Holdings, LLC, the owner and operator of the Atlanta Braves Major League Baseball Club, and certain assets and liabilities associated with the Braves’ ballpark and mixed-use development, called The Battery Atlanta, which were previously attributed to the Braves Group tracking stock of Liberty Media. For purposes of this presentation, Atlanta Braves Holdings standalone results, assets and liabilities represent the combination of the historical financial information of the Braves Group until the date of the Split-Off. Although Atlanta Braves Holdings was reported as a combined company until the date of the Split-Off, it is now a consolidated company and all periods reported in this presentation are referred to as consolidated.

Discussion of Results

	Three months ended			Nine months ended
	September 30,			September 30,
	2022	2023	% Change	2022	2023	% Change

	amounts in thousands			amounts in thousands
Baseball revenue	$231,279	$256,266	11%	$478,037	$528,762	11%
Mixed-use development revenue	14,168	15,558	10%	39,265	44,157	12%
Total revenue	245,447	271,824	11%	517,302	572,919	11%
Operating costs and expenses:
Baseball operating costs	(194,216)	(198,195)	(2)%	(390,027)	(430,424)	(10)%
Mixed-use development costs	(2,089)	(2,247)	(8)%	(6,399)	(6,451)	(1)%
Selling, general and administrative, excluding stock-based compensation	(24,626)	(31,037)	(26)%	(73,519)	(84,686)	(15)%
Adjusted OIBDA	$24,516	$40,345	65%	$47,357	$51,358	8%

Operating income (loss)	$(4,692)	$15,716	NM	$(23,371)	$(14,074)	40%

Regular season home games in period	38	37		79	80

Unless otherwise noted, the following discussion compares financial information for the three months ended September 30, 2023 to the same period in 2022.

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) broadcasting revenue (national and local broadcast rights). Mixed-use development revenue is derived from the Battery Atlanta mixed-use facilities and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended			Nine months ended
	September 30,			September 30,
	2022	2023	% Change	2022	2023	% Change

	amounts in thousands			amounts in thousands
Baseball:
Baseball event	$134,941	$160,794	19%	$281,144	$324,280	15%
Broadcasting	66,901	69,337	4%	130,646	138,786	6%
Retail and licensing	17,590	20,904	19%	39,200	45,026	15%
Other	11,847	5,231	(56)%	27,047	20,670	(24)%
Baseball revenue	231,279	256,266	11%	478,037	528,762	11%
Mixed-use development	14,168	15,558	10%	39,265	44,157	12%
Total revenue	$245,447	$271,824	11%	$517,302	$572,919	11%

There were 37 regular season home games played in the third quarter of 2023 compared to 38 regular season home games in the prior year period.

Baseball revenue increased 11% in the third quarter. Baseball event and retail and licensing revenue grew primarily due to increased ticket demand and attendance at regular season home games. Broadcasting revenue increased due to contractual rate increases. Other revenue declined due to fewer concerts at the ballpark compared to the prior year period. Mixed-use development revenue increased 10% during the third quarter due to increases in rental income related to tenant recoveries and various new lease agreements, as well as higher sponsorship revenue.

Operating income and Adjusted OIBDA increased in the third quarter. Revenue growth more than offset increased baseball operating costs due to higher player salaries and minor league team and player expenses. Selling, general and administrative expense increased during the third quarter primarily driven by costs related to the Split-Off.

FOOTNOTES

1)	Atlanta Braves Holdings will be available to answer questions related to these headlines and other matters on Liberty Media Corporation’s earnings conference call that will begin at 10:00 a.m. (E.T.) on November 3, 2023. For information regarding how to access the call, please see “Important Notice” later in this document.
2)	For a definition of Adjusted OIBDA (as defined by Atlanta Braves Holdings) and the applicable reconciliation, see the accompanying schedule.

Important Notice: Atlanta Braves Holdings (Nasdaq: BATRA, BATRK) will be available to answer questions on Liberty Media Corporation’s third quarter earnings conference call which will begin at 10:00 a.m. (E. T.) on November 3, 2023. The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13736986 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the Atlanta Braves Holdings website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, product and marketing strategies, future financial performance and prospects, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, Atlanta Braves Holdings’ ability to recognize anticipated benefits from the split-off, possible changes in the regulatory and competitive environment in which Atlanta Braves Holdings operates (including an expansion of MLB), the unfavorable outcome of pending or future litigation, operational risks of Atlanta Braves Holdings and its business affiliates, including operations outside of the U.S., Atlanta Braves Holdings’ indebtedness and its ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations, tax matters, compliance with government regulations and potential adverse outcomes of regulatory proceedings, changes in the nature of key strategic relationships with broadcasters, partners, vendors and joint venturers, the impact of organized labor, the performance and management of the mixed-use development and the impact of inflation and weak economic conditions on consumer demand. These forward-looking statements speak only as of the date of this press release, and Atlanta Braves Holdings expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Atlanta Braves Holdings’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Atlanta Braves Holdings, including Amendment No. 5 to the Registration Statement on Form S-4 filed by Atlanta Braves Holdings with the Securities and Exchange Commission on June 8, 2023, the Registration Statement on Form S-1 filed by Atlanta Braves Holdings with the Securities and Exchange Commission on September 8, 2023, and the most recent Form 10-Q, for additional information about Atlanta Braves Holdings and about the risks and uncertainties related to Atlanta Braves Holdings’ business which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Atlanta Braves Holdings together with reconciliations to operating income, as determined under GAAP. Atlanta Braves Holdings defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges.

Atlanta Braves Holdings believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’

performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, Atlanta Braves Holdings views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Atlanta Braves Holdings’ management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for Atlanta Braves Holdings to operating income (loss) calculated in accordance with GAAP for the three and nine months ended September 30, 2022 and September 30, 2023.

	Three months ended		Nine months ended
	September 30,		September 30,
(amounts in thousands)	2022	2023	2022	2023
Operating income (loss)	$(4,692)	$15,716	$(23,371)	$(14,074)
Impairment of long-lived assets and other related costs	4,811	34	4,811	564
Stock-based compensation	3,062	3,309	9,188	9,653
Depreciation and amortization	21,335	21,286	56,729	55,215
Adjusted OIBDA	$24,516	$40,345	$47,357	$51,358
Baseball	$18,072	$36,918	$28,653	$38,796
Mixed-use development	9,696	10,661	26,093	29,980
Corporate and other	(3,252)	(7,234)	(7,389)	(17,418)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. Atlanta Braves Holdings cash decreased $24 million during the third quarter due to cash used in operations primarily due to seasonal working capital changes, as well as capital expenditures, partially offset by the release of restricted cash pursuant to the terms of various financial debt arrangements and net borrowing. Atlanta Braves Holdings debt increased $16 million in the third quarter primarily due to borrowings under the TeamCo revolver and mixed-use development credit facilities.

(amounts in thousands)	June 30, 2023	September 30, 2023
Atlanta Braves Holdings Cash (GAAP)(a)	$130,537	$106,715

Debt:
Baseball
League wide credit facility	$—	$—
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	43,125	41,400
TeamCo revolver	—	10,000
Term debt	168,561	165,370
Mixed-use development	301,127	312,399
Total Atlanta Braves Holdings Debt	$542,813	$559,169
Deferred financing costs	(4,118)	(3,898)
Total Atlanta Braves Holdings Debt (GAAP)	$538,695	$555,271

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $52 million and $20 million as of June 30, 2023 and September 30, 2023, respectively.

ATLANTA BRAVES HOLDINGS

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

September 30, 2023 (unaudited)

	September 30,	December 31,
	2023	2022

	amounts in thousands
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$106,715	150,664
Restricted cash	19,814	22,149
Accounts receivable and contract assets, net of allowance for credit losses	99,095	70,234
Other current assets	18,224	24,331
Total current assets	243,848	267,378

Property and equipment, at cost	1,061,776	1,007,776
Accumulated depreciation	(312,286)	(277,979)
	749,490	729,797

Investments in affiliates, accounted for using the equity method	105,614	94,564
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Other assets, net	120,420	99,455
Total assets	$1,518,839	1,490,661

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$68,339	54,748
Deferred revenue and refundable tickets	106,120	104,996
Current portion of debt	7,786	74,806
Other current liabilities	7,056	6,361
Total current liabilities	189,301	240,911

Long-term debt	547,485	467,160
Redeemable intergroup interests	—	278,103
Finance lease liabilities	106,751	107,220
Deferred income tax liabilities	56,682	54,099
Pension liability	10,712	15,405
Other noncurrent liabilities	32,257	28,253
Total liabilities	943,188	1,191,151
Equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; zero shares issued at September 30, 2023 and December 31, 2022	—	—
Series A common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 10,318,202 and zero at September 30, 2023 and December 31, 2022, respectively	103	—
Series B common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 977,795 and zero at September 30, 2023 and December 31, 2022, respectively	10	—
Series C common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 50,427,249 and zero at September 30, 2023 and December 31, 2022, respectively	504	—
Additional paid-in capital	1,088,517	—
Former parent’s investment	—	732,350
Accumulated other comprehensive earnings (loss), net of taxes	(3,510)	(3,758)
Retained earnings (deficit)	(522,018)	(429,082)
Total stockholders' equity/former parent's investment	563,606	299,510
Noncontrolling interests in equity of subsidiaries	12,045	—
Total equity	575,651	299,510
Commitments and contingencies
Total liabilities and equity	$1,518,839	1,490,661

ATLANTA BRAVES HOLDINGS

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

September 30, 2023 (unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022

	amounts in thousands, except per share amounts
Revenue:
Baseball revenue	$256,266	231,279	$528,762	478,037
Mixed-use development revenue	15,558	14,168	44,157	39,265
Total revenue	271,824	245,447	572,919	517,302
Operating costs and expenses:
Baseball operating costs	198,195	194,216	430,424	390,027
Mixed-use development costs	2,247	2,089	6,451	6,399
Selling, general and administrative, including stock-based compensation	34,346	27,688	94,339	82,707
Impairment of long-lived assets and other related costs	34	4,811	564	4,811
Depreciation and amortization	21,286	21,335	55,215	56,729
	256,108	250,139	586,993	540,673
Operating income (loss)	15,716	(4,692)	(14,074)	(23,371)
Other income (expense):
Interest expense	(9,657)	(7,999)	(28,017)	(20,528)
Share of earnings (losses) of affiliates, net	12,725	9,975	23,384	22,118
Realized and unrealized gains (losses) on intergroup interests, net	(20,392)	(30,940)	(83,178)	5,163
Realized and unrealized gains (losses) on financial instruments, net	2,593	5,778	5,672	12,238
Gains (losses) on dispositions, net	15	68	2,518	20,283
Other, net	1,209	161	2,863	329
Earnings (loss) before income taxes	2,209	(27,649)	(90,832)	16,232
Income tax benefit (expense)	(8,256)	(2,248)	(2,104)	(5,465)
Net earnings (loss)	$(6,047)	(29,897)	$(92,936)	10,767
Basic net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$(0.10)	(0.48)	$(1.51)	0.17
Diluted net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$(0.10)	(0.48)	$(1.51)	0.17

ATLANTA BRAVES HOLDINGS

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

September 30, 2023 (unaudited)

	Nine months ended
	September 30,
	2023	2022

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(92,936)	10,767
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	55,215	56,729
Stock-based compensation	9,653	9,188
Impairment of long-lived assets	—	4,811
Share of (earnings) losses of affiliates, net	(23,384)	(22,118)
Realized and unrealized (gains) losses on intergroup interests, net	83,178	(5,163)
Realized and unrealized (gains) losses on financial instruments, net	(5,672)	(12,238)
(Gains) losses on dispositions, net	(2,518)	(20,283)
Deferred income tax expense (benefit)	(6,086)	(2,111)
Cash receipts from returns on equity method investments	12,350	14,850
Other charges (credits), net	4,856	2,041
Net change in operating assets and liabilities:
Current and other assets	(67,475)	(22,628)
Payables and other liabilities	11,513	5,543
Net cash provided by (used in) operating activities	(21,306)	19,388
Cash flows from investing activities:
Capital expended for property and equipment	(45,313)	(13,174)
Cash proceeds from dispositions	—	47,840
Investments in equity method affiliates and equity securities	(125)	(5,273)
Other investing activities, net	110	—
Net cash provided by (used in) investing activities	(45,328)	29,393
Cash flows from financing activities:
Borrowings of debt	52,248	134,753
Repayments of debt	(38,997)	(235,368)
Payments to settle intergroup interests	—	(13,828)
Contribution from noncontrolling interest	12,045	—
Other financing activities, net	(4,946)	(5,135)
Net cash provided by (used in) financing activities	20,350	(119,578)
Net increase (decrease) in cash, cash equivalents and restricted cash	(46,284)	(70,797)
Cash, cash equivalents and restricted cash at beginning of period	172,813	244,113
Cash, cash equivalents and restricted cash at end of period	$126,529	173,316